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                                                                    EXHIBIT 5.01
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                               January 26, 2000


Homestore.com, Inc.
225 West Hillcrest Drive, Suite 100
Thousand Oaks, CA  91360

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-94467) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on January 12, 2000 as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 9,545,000 shares of your Common Stock (the "Stock"), 4,226,861 of which are presently issued and outstanding and will be sold by certain selling stockholders (the "Selling Stockholders").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File No. 333-79689) filed with and declared effective by the Commission on August 4, 1999, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A filed with the Commission on July 7, 1999;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, NetSelect, Inc., a California corporation ("NetSelect California"), that are in our possession;

     (6) the stock records for both you and NetSelect California that you have provided to us (consisting of a list of stockholders) and a list of option and warrant holders respecting your capital and of any rights to purchase capital stock that was prepared by you and dated July 7, 1999 verifying the number of such issued and outstanding securities);

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations; and
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     (8)  The Custody Agreements and Powers of Attorney signed by the Selling
          Stockholders in connection with the sale of the Stock described in the Registration Statement.

     By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and will not have been modified or rescinded.

     Based upon the foregoing, it is our opinion that the 4,226,861 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are legally issued, fully paid and nonassessable and that the up to 5,318,139 shares of Stock to be to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of the effective date of the Registration Statement and we assume no obligation to update this opinion should circumstances change after the date hereof.

                               Very truly yours,

                               FENWICK & WEST LLP

                               By:  /s/ Jeffrey R. Vetter
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